CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 34 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in each Prospectus (when applicable)and the heading "Accountants" in each Statement of Additional Information.


         /s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio


November 29, 1999



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